Exhibit 99.1
Southwest Royalties, Inc.
#6 Desta Drive, Suite 6500
Midland, TX  79705
Phone: 432.688.3451          Fax: 432.688.3448        Email: sflournoy@claytonwilliams.com

September 9, 2011

Re:  Southwest Royalties Limited Partnerships (“Partnerships”)

Dear Investor:

In May 2011, we reported to you that we were exploring possible transactions involving the Partnerships that, if completed, could result in your receiving cash consideration in exchange for your investment in one or more of the Partnerships.  To that end, we are currently considering the possibility of merging each of the 24 Partnerships into Southwest Royalties, Inc. (“SWR”).  In the proposed mergers, we would acquire all of the assets and liabilities of each of the Partnerships, and you would receive cash consideration in exchange for your units.  Before any proposed merger could be completed, the terms of each merger would be set out in a definitive merger agreement.  We expect that each merger would be subject to several conditions, including, among others the merger agreements having been approved at a special meeting of the limited partners by both (1) limited partners who own more than 50% of all units and (2) limited partners, other than SWR, who own more than 50% of all units represented in person or by proxy at the special meeting.  Please note that no merger agreements have been signed, and the proposed amounts of cash consideration have not been determined.

Today, we filed preliminary proxy statements and other materials with the Securities and Exchange Commission on behalf of six Partnerships that are required to file reports with the SEC.  Our parent company, Clayton Williams Energy, Inc., also issued a news release regarding the proposed mergers, a copy of which accompanies this letter.  If SWR ultimately proposes the mergers, you will receive a notice of the special meeting and a comprehensive disclosure document know as a proxy statement that will contain important details about the proposed merger with each Partnership in which you own units.  Although we cannot pinpoint the exact dates at this time, we are working diligently to cause the proxy statements to be mailed within the next two months and to hold the special meeting by the end of 2011.

Until the terms of the merger agreements have been finalized, we will be unable to discuss the terms of the proposed mergers with you.  We understand that you will have questions about the proposed mergers, but ask that you be patient and wait for the delivery of the proxy statements so that you may make your decision regarding the proposed mergers based on the very important disclosures contained in those documents.

Note:  Neither SWR nor the Partnerships are parties to definitive merger agreements.  SWR is under no obligation to propose the mergers.  If SWR ultimately proposes the mergers, there can be no assurance that the proposed mergers will be approved by the required vote of the limited partners or otherwise completed or, if completed, that the transaction would result in your receiving cash consideration for your units on terms acceptable to you.

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If you have any general questions about this communication, please contact Sandy Flournoy at sflournoy@claytonwilliams.com.  However, please note that we will not be able to discuss with you the terms of the proposed mergers at this time.

Regards,

Southwest Royalties, Inc.
a wholly owned subsidiary of
Clayton Williams Energy, Inc.

Forward Looking Statements:  This communication contains forward-looking statements.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.

Special Note:  Communications in letter release do not constitute an offer to buy any securities or a solicitation of any vote or approval.  We expect that the proposed mergers will be submitted to the limited partners of the partnerships for their consideration.  SWR, in its capacity as general partner of six limited partnerships required to file reports with the SEC (the “Public Partnerships”), filed preliminary proxy statements for the Public Partnerships with the SEC on September 9, 2011.  In addition, CWEI, SWR and the Public Partnerships filed Schedule 13E-3s for the Public Partnerships with the SEC on September 9, 2011.  SWR, in its capacity as general partner of the Public Partnerships, expects to file definitive proxy statements and other materials for the Public Partnerships at a later date.  CWEI, SWR or the Public Partnerships may also file other documents concerning the proposed mergers.  WE URGE LIMITED PARTNERS OF THE PUBLIC PARTNERSHIPS TO READ THE APPLICABLE PRELIMINARY PROXY STATEMENT, SCHEDULE 13E-3 AND DEFINITIVE PROXY STATEMENT (WHEN IT BECOMES AVAILABLE), ALL RELATED SUPPLEMENTS AND AMENDMENTS (IF ANY AND WHEN THEY BECOME AVAILABLE) AND ALL OTHER RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN (AND WILL CONTAIN) IMPORTANT INFORMATION ABOUT THE PUBLIC PARTNERSHIPS AND THE PROPOSED MERGERS.  Limited partners of the Public Partnerships may obtain free copies of the applicable Preliminary Proxy Statement and Schedule 13E-3 (and the applicable definitive proxy statement and other related materials when they become available) as well as other filed documents containing information about the Public Partnerships at http://www.sec.gov, the SEC’s free internet site.  Free copies of the Public Partnerships’ SEC filings including the applicable Preliminary Proxy Statement and Schedule 13E-3 are also available by contacting SWR at (432) 688-3451.

CWEI, SWR and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the limited partners of the Public Partnerships in connection with the proposed mergers.  Information regarding the officers and directors of CWEI and SWR is included in the Preliminary Proxy Statement filed with the SEC on September 9, 2011.  The Preliminary Proxy Statement also contains a description of the parties to the Merger and their direct or indirect interests in the Public Partnerships.

NEWS RELEASE

CLAYTON WILLIAMS ENERGY, INC.

FOR IMMEDIATE RELEASE
Friday, September 9, 2011

CLAYTON WILLIAMS ENERGY, INC. PROPOSES
MERGERS TO ACQUIRE SOUTHWEST ROYALTIES PARTNERSHIPS

Midland, Texas, September 9, 2011 (BUSINESS WIRE) - Clayton Williams Energy, Inc. (“CWEI”) (NASDAQ–CWEI) today announced that its wholly owned subsidiary, Southwest Royalties, Inc. (“SWR”), has filed preliminary proxy statements with the Securities and Exchange Commission (“SEC”) related to proposed mergers between SWR and six partnerships of which SWR is the general partner (the “Public Partnerships”).  As currently proposed, each Public Partnership that approves the merger would merge into SWR, and the partnership interests of such Public Partnership, other than those interests owned by SWR, would be converted into the right to receive cash.  SWR would not receive any cash payment for its partnership interests in the Public Partnerships; however, as a result of each merger, SWR would acquire 100% of the assets and liabilities of the Public Partnerships.

CWEI and SWR also intend to propose mergers between SWR and 18 additional partnerships of which SWR is the general partner.  CWEI believes that the terms and conditions of the other mergers would be substantially similar to the terms and conditions of the mergers for the Public Partnerships described in the preliminary proxy statements.  CWEI expects that the merger agreements would be finalized and signed promptly after clearing SEC staff comments to the preliminary proxy statements for the Public Partnerships.  Each of the proposed mergers would be subject to significant conditions described in the preliminary proxy statements, including approval by the limited partners of each partnership.

As currently proposed, the amount that SWR would pay for the limited partnership interests in the mergers would be based on each partnership’s reserves value, net working capital and net asset retirement obligations as of June 30, 2011.  The reserves value would be derived from the present value of estimated future net cash flows from each partnership’s oil and gas reserves based on a 12-month historical average of the NYMEX closing prices for oil and gas as of a date reasonably close to the mailing date of the proxy statements.  The consideration would be 100% cash.

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Substantially all of the partnerships’ properties are located in the Permian Basin of West Texas and Southeastern New Mexico where over 70% of CWEI’s oil and gas reserves are concentrated.  CWEI expects to obtain the funds to finance the aggregate merger consideration by conveying a volumetric production payment (“VPP”) on certain properties acquired in the proposed mergers to a third party.  The final terms of the VPP would not be determined until immediately prior to the closing of the mergers. CWEI does not expect the closing of the mergers to be conditioned on receiving proceeds from the VPP or any other financing condition.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

Communications in this press release do not constitute an offer to buy any securities or a solicitation of any vote or approval.  CWEI expects that the proposed mergers will be submitted to the limited partners of the partnerships for their consideration.  SWR, in its capacity as general partner of the Public Partnerships, filed preliminary proxy statements for the Public Partnerships with the SEC on September 9, 2011.  In addition, CWEI, SWR and the Public Partnerships filed Schedule 13E-3s for the Public Partnerships with the SEC on September 9, 2011.  SWR, in its capacity as general partner of the Public Partnerships, expects to file definitive proxy statements and other materials for the Public Partnerships at a later date.  CWEI, SWR or the Public Partnerships may also file other documents concerning the proposed mergers.  WE URGE LIMITED PARTNERS OF THE PUBLIC PARTNERSHIPS TO READ THE APPLICABLE PRELIMINARY PROXY STATEMENT, SCHEDULE 13E-3 AND DEFINITIVE PROXY STATEMENT (WHEN IT BECOMES AVAILABLE), ALL RELATED SUPPLEMENTS AND AMENDMENTS (IF ANY AND WHEN THEY BECOME AVAILABLE) AND ALL OTHER RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN (AND WILL CONTAIN) IMPORTANT INFORMATION ABOUT THE PUBLIC PARTNERSHIPS AND THE PROPOSED MERGERS.  Limited partners of the Public Partnerships may obtain free copies of the applicable Preliminary Proxy Statement and Schedule 13E-3 (and the applicable definitive proxy statement and other related materials when they become available) as well as other filed documents containing information about the Public Partnerships at http://www.sec.gov, the SEC’s free internet site.  Free copies of the Public Partnerships’ SEC filings including the applicable Preliminary Proxy Statement and Schedule 13E-3 are also available by contacting SWR at (432) 688-3451.

CWEI, SWR and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the limited partners of the Public Partnerships in connection with the proposed mergers.  Information regarding the officers and directors of CWEI and SWR is included in the Preliminary Proxy Statement filed with the SEC on September 9, 2011.  The Preliminary Proxy Statement also contains a description of the parties to the Merger and their direct or indirect interests in the Public Partnerships.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.  These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.  The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums                                                                           Michael L. Pollard
Director of Investor Relations                                              Chief Financial Officer
(432) 688-3419                                                                        (432) 688-3029
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com